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 Neuberger Berman Alternative Funds

 Neuberger Berman Absolute Return Multi-Manager Fund
Neuberger Berman Long Short Multi-Manager Fund

Neuberger Berman Advisers Management Trust

 Absolute Return Multi-Manager Portfolio

1290 Avenue of the Americas
New York, New York 10104
 800-877-9700
INFORMATION STATEMENT DATED FEBRUARY 10, 2017
WE ARE NOT ASKING YOU FOR A PROXY AND YOU
 ARE REQUESTED NOT TO SEND US A PROXY
IMPORTANT NOTICE REGARDING THE
 AVAILABILITY OF THE INFORMATION STATEMENT
The Information Statement is available at www.nb.com.
The purpose of this Information Statement is to provide you with information about a new investment sub-advisory agreement with respect to Neuberger Berman Absolute Return Multi-Manager Fund (“Absolute Return Multi-Manager Fund”), Neuberger Berman Long Short Multi-Manager Fund (“Long Short Multi-Manager Fund”), each a series of Neuberger Berman Alternative Funds (“Alternative Funds”), and Absolute Return Multi-Manager Portfolio (each, a “Fund” and collectively, the “Funds”), a series of Neuberger Berman Advisers Management Trust (collectively with Alternative Funds, the “Trusts”), with TPH Asset Management, LP (“TPH”) (the “New Sub-Advisory  Agreement”). The New Sub-Advisory Agreement took effect on November 30, 2016, upon a change in control of Tudor Pickering Holt & Co. (“TPH & Co.”), the parent company of TPH. TPH & Co. merged with Perella Weinberg Partners (“Perella”) (the “Transaction”) on November 30, 2016, resulting in a change of control of TPH under the Investment Company Act of 1940, as amended (“1940 Act”), and the automatic termination of the previous sub-advisory agreement (the “Previous Sub-Advisory Agreement”) between each Fund and TPH relating to provision by TPH of subadvisory services to each Fund. The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. You may obtain an additional copy of each Fund’s Prospectus or Statement of Additional Information, or its most recent Annual Report or Semi-Annual Report, free of charge, by writing to the address shown above, by calling 1-800-877-9700, or by visiting www.nb.com.  This Information Statement is being mailed on or about February 13, 2017 to shareholders of record as of January 31, 2017.

BACKGROUND
Neuberger Berman Investment Advisers LLC (the “Manager”), located at 1290 Avenue of the Americas, New York, NY 10104, is each Fund’s investment manager and administrator. Neuberger Berman BD LLC, located at the same address as the Manager, is each Fund’s distributor and principal underwriter.  The Manager is responsible for choosing each Fund’s investments and handling its day-to-day business, including the oversight of the investment activities of the subadvisers of the Fund (each, a “Subadviser” and collectively, “Subadvisers”).  The Manager allocates assets of each Fund to Subadvisers whose strategy it believes, when combined to form a single portfolio, can provide attractive risk-adjusted returns over the long term.
The Manager and the Funds have obtained an exemptive order from the Securities and Exchange Commission (“SEC”) that permits the Manager to engage additional unaffiliated Subadvisers, and to enter into and materially amend existing or future sub-advisory agreements with unaffiliated Subadvisers, upon the approval of a Trust’s Board of Trustees (each, a “Board” and collectively, the “Boards”), without obtaining shareholder approval. Accordingly, the Manager is able, subject to Board approval, to appoint and replace Subadvisers and to amend sub-advisory agreements without obtaining shareholder approval.
At its meetings held on October 13-14, 2016, the Boards of the Trusts, including the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or the Manager (“Independent Trustees”), considered and unanimously approved the New Sub-Advisory Agreement between each Fund and TPH, subject to the closing of the Transaction. The New Sub-Advisory Agreement is materially identical to the Previous Sub-Advisory Agreement. The other current Subadvisers to the Absolute Return Multi-Manager Fund are Blue Jay Capital Management, LLC, Cramer Rosenthal McGlynn, LLC, GAMCO Asset Management Inc., Good Hill Partners LP, GSA Capital Partners LLP, Lazard Asset Management LLC, Levin Capital Strategies, L.P., P/E Global, LLC, Portland Hill Capital LLP, and Sound Point Capital Management, L.P. The other current Subadvisers to the Long Short Multi-Manager Fund are Blue Jay Capital Management, LLC, Cramer Rosenthal McGlynn, LLC, Lazard Asset Management LLC, Levin Capital Strategies, L.P., and Portland Hill Capital LLP. The other current Subadvisers to the Absolute Return Multi-Manager Portfolio are Blue Jay Capital Management, LLC, Cramer Rosenthal McGlynn, LLC, GAMCO Asset Management Inc., Good Hill Partners LP, Lazard Asset Management LLC, Levin Capital Strategies, L.P., and Sound Point Capital Management, L.P.
For investment management services, each Fund pays the Manager a management fee.  The addition of the New Sub-Advisory Agreement will not result in a change to the management fee paid by each Fund.
The following table shows the management fee paid to the Manager and the sub-advisory fees paid by the Manager to each Fund’s Subadvisers during the fiscal period ended October 31, 2016.

Absolute Return Multi-Manager Fund
Management Fee Paid to the Manager	Management Fees Paid to the Manager as a % of Average Net Assets of the Fund	Subadvisory Fees Paid by the Manager to the Subadvisers	Subadvisory Fees Paid by the Manager to the Subadvisers as a % of Average Net Assets of the Fund
$16,590,634	1.66%	$8,639,815	0.86%

Long Short Multi-Manager Fund
Management Fee Paid to the Manager	Management Fees Paid to the Manager as a % of Average Net Assets of the Fund	Subadvisory Fees Paid by the Manager to the Subadvisers	Subadvisory Fees Paid by the Manager to the Subadvisers as a % of Average Net Assets of the Fund
$514,091	1.70%	$268,191	0.89%

Absolute Return Multi-Manager Portfolio
Management Fee Paid to the Manager	Management Fees Paid to the Manager as a % of Average Net Assets of the Fund	Subadvisory Fees Paid by the Manager to the Subadvisers	Subadvisory Fees Paid by the Manager to the Subadvisers as a % of Average Net Assets of the Fund
$240,688	1.70%	$124,868	0.88%

INFORMATION REGARDING THE SUBADVISER
The following provides additional information about the Subadviser.
TPH Asset Management, LP
General
TPH, located at Heritage Plaza, 1111 Bagby, Suite 4920, Houston, Texas 77002, manages assets allocated to the energy equity long/short strategy for each Fund. TPH is a registered investment adviser providing asset management services since 2009. TPH’s parent company, Perella, was founded in 2006. As of January 1, 2017, TPH managed approximately $1.73 billion in total assets.
Investment Strategy
TPH employs a long/short equity strategy focusing on the energy sector with respect to the portion of each Fund allocated to it.
Directors and Executive Officers
The following are directors and/or executive officers of TPH. The address of each is 1111 Bagby, Suite 4920, Houston, Texas 77002.
Name	Position
Aaron Hood Terry Meguid Dan Pickering	Co-Head of Asset Management Co-Head of Asset Management President & Chief Investment Officer
Diego Kuschnir	Portfolio Manager
Alexandra Pruner Vladimir Shendelman Andrew Siegel Walker Moody Frances Ni	Chief Financial Officer General Counsel Chief Compliance Officer Authorized Person Authorized Person

No officer or Trustee of the Trust is an officer, employee, director, or shareholder of TPH.
Comparable Funds
TPH does not manage any other registered funds in accordance with a similar investment strategy.
Compensation
Under the New Sub-Advisory Agreement by and between TPH and the Manager, the Manager is responsible for all fees payable to the new Subadviser for its services as a Subadviser to each

Fund. The Funds are not responsible for the payment of any portion of such fees. Accordingly, the New Sub-Advisory Agreement does not affect the management fees paid by each Fund or its shareholders.
Information Regarding the New Sub-Advisory Agreement
The terms of the New Sub-Advisory Agreement are identical to those of the Previous Sub-Advisory Agreement, except for the effective date and term. Each Fund’s investment objective, investment strategies, and risks did not change as a result of the change in control of TPH or the approval of the New Sub-Advisory Agreement.
Pursuant to the New Sub-Advisory Agreement, the Subadviser has been delegated responsibility for the day-to-day management of the assets of the Funds allocated to the Subadviser. The New Sub-Advisory Agreement provides in substance that the Subadviser will make and implement investment decisions for the Funds in its discretion and will continuously develop an investment program for each Fund’s assets allocated to such Subadviser.  The New Sub-Advisory Agreement permits the Subadviser to effect securities transactions on behalf of the Funds through associated persons of the Subadviser.  The New Sub-Advisory Agreement also specifically permits the Subadviser to compensate, through higher commissions, brokers and dealers who provide investment research and analysis to each Fund.
The New Sub-Advisory Agreement continues with respect to each Fund until October 31, 2017 and is renewable from year to year thereafter, so long as its continuance is approved at least annually (1) by the vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval and (2) by the vote of a majority of the Trustees or by a majority vote of the outstanding shares in each Fund (as defined by the 1940 Act). The New Sub-Advisory Agreement is subject to termination, without penalty, with respect to each Fund by the Trustees, or by a majority vote of the outstanding shares of each Fund (as defined by the 1940 Act), by the Manager on not less than 30 nor more than 60 days’ prior written notice to each Fund.  The Subadviser is permitted to terminate the New Sub-Advisory Agreement on 60 days’ prior written notice to a Fund and Manager. The New Sub-Advisory Agreement also terminates automatically with respect to a Fund if it is assigned or if the management agreement between the Manager and a Trust terminates with respect to a Fund.
BOARD CONSIDERATIONS

At a meeting held on October 18, 2016, the Boards of the Trusts, including the Trustees who are not “interested persons” of the Manager (including its affiliates) or the Trust (“Independent Fund Trustees”), evaluated and approved the New Sub-Advisory Agreement between the Manager and TPH, which will continue to be responsible for managing a portion of the assets of each Fund. Representatives of the Manager informed the Boards that, if approved by the Boards, the New Sub-Advisory Agreement will be effective with the closing of the Transaction. Throughout the process, the Independent Fund Trustees were advised by counsel that is experienced in 1940 Act matters and that is independent of the Manager (“Independent Counsel”).

The Boards noted that the Manager and the Funds had obtained from the Securities and Exchange Commission an exemptive order that permitted the Manager to approve TPH as a subadviser to the Funds without a shareholder vote, even though the Transaction would constitute a change in control of TPH, provided the Independent Fund Trustees approve the agreement with TPH and certain other steps are taken.

In evaluating the New Sub-Advisory Agreement with respect to each Fund, the Boards, including the Independent Fund Trustees, reviewed extensive materials provided by TPH in response to questions submitted by the Independent Fund Trustees, Independent Counsel, and the Manager, and met with senior representatives of the Manager regarding TPH’s personnel, operations and financial condition as they relate to the Funds.

In connection with its deliberations, the Boards also considered the broad range of information relevant to the annual contract review that is provided to the Boards (including its various standing committees) at meetings throughout the year, including investment performance reports and related portfolio information for each Fund, as well as periodic reports on, among other matters, pricing and valuation; brokerage and execution; compliance; and shareholder and other services provided by the Manager and its affiliates. To assist the Boards in their deliberations regarding the annual contract review, the Boards have established a Contract Review Committee comprised of Independent Fund Trustees. The Boards have also established other committees that focus throughout the year on specific areas relevant to the annual contract review, such as Fund performance or compliance matters, and that are charged with specific responsibilities regarding contract review.  The Ethics and Compliance Committee received each quarter from the Funds’ Chief Compliance Officer and reviewed a summary of the quarterly compliance questionnaire completed by TPH.  Those committees provide reports that feed into the Contract Review Committee, which reviews and takes account of the information.

The Independent Fund Trustees received from Independent Counsel a memorandum discussing the legal standards for their consideration of the proposed continuation of the New Sub-Advisory Agreement. During the course of the year and during their deliberations regarding the annual contract review, the Contract Review Committee and the Independent Fund Trustees met with Independent Counsel separately from representatives of the Manager and TPH.

In connection with their approval of the New Sub-Advisory Agreement, the Boards evaluated the terms of the New Sub-Advisory Agreement, the overall fairness of the New Sub-Advisory Agreement to each Fund and whether the New Sub-Advisory Agreement was in the best interests of each Fund and its shareholders. The Boards considered all factors they deemed relevant with respect to each Fund, including the following factors: (1) the nature, extent, and quality of the services provided by the Manager and TPH; (2) the investment performance of TPH; (3) the costs of the services provided and the profit or loss realized by the Manager and its affiliates from their relationship with each Fund; (4) the extent to which economies of scale have been or might be realized as each Fund grows; and (5) whether fee or service levels reflect any such potential economies of scale for the benefit of each Fund’s shareholders. The Boards also inquired whether there are any other business relationships between the Manager and TPH that might result in the negotiations between them being less than arms-length.

The Boards’ determination to approve the New Sub-Advisory Agreement was based on a comprehensive consideration of all information provided to the Boards.  In their deliberations,

the Board members did not identify any particular information or factor that was all-important or controlling, and each Trustee may have attributed different weights to the various factors. The Boards focused on the overall costs and benefits of the New Sub-Advisory Agreement to each Fund and, through each Fund, its shareholders.

With respect to the nature, extent and quality of the services to be provided to each Fund by TPH under the New Sub-Advisory Agreement, the Boards considered the investment philosophy and decision-making processes of TPH and the qualifications, experience and capabilities of, and the resources available to, the portfolio management personnel of TPH who would perform services for each Fund.  The Boards also considered how the Transaction would affect TPH and reviewed information regarding Perella, which would be merging with the parent of TPH in the Transaction.

The Boards further noted that the Manager is responsible for overseeing TPH pursuant to the New Sub-Advisory Agreement and related sub-adviser oversight policies and procedures approved by the Boards. Under these procedures, the Manager is responsible for overseeing the investment performance of TPH and evaluating the risk and return of TPH and each Fund as a whole, in addition to other significant oversight responsibilities.

The Boards also considered the size and scope of the activities necessary to periodically evaluate the compliance programs and other operational aspects of TPH. In addition, the Boards considered the scope and compliance history of the compliance programs of TPH, including the Funds’ Chief Compliance Officer’s and the Manager’s assessment of the compliance programs of TPH. The Boards noted the positive compliance history of TPH as no significant compliance problems were reported to the Boards. The Boards also considered whether there were any pending lawsuits, enforcement proceedings or regulatory investigations involving TPH, and reviewed information regarding its financial condition, history of operations and any conflicts of interests in managing the Funds. The Boards discussed that the Manager’s Chief Information Security Officer had evaluated TPH’s responses on questions of cybersecurity, business continuity and disaster recovery.

The Boards considered the policies and practices regarding brokerage and allocation of portfolio transactions of TPH and noted that the Manager monitored the quality of the execution services provided by TPH.

The Boards considered information regarding TPH’s performance. The Boards also reviewed the performance for accounts managed by TPH that were substantially similar in strategy to the strategy TPH uses for each Fund, noting that the accounts may not be subject to the same 1940 Act restrictions as each Fund. The Boards also reviewed the Funds’ performance in relation to certain measures of the degree of investment risk undertaken by the Fund.

With respect to the overall fairness of the New Sub-Advisory Agreement, the Boards considered each Fund’s fee structure as compared to a peer group of comparable funds and any fall-out (i.e., indirect) benefits likely to accrue to the Manager and its affiliates from its relationship with the Funds.  The Manager indicated that similar comparative information was not available with respect to the amount paid to TPH. The Boards did, however, consider the allocation of duties and responsibilities among the Manager and TPH and, in light of that, the amount of fees retained by each. The Boards noted, however, that the Manager, and not the Funds, pays the fee to TPH and therefore the fees charged by TPH will not change the overall expenses of the Funds.  The Boards also monitor throughout the year the potential effect on the profitability of the Manager resulting from changes in sub-advisers and/or their fees. The Boards considered the fees TPH charges for similar products. The Boards also considered whether there are other business arrangements between the Manager and TPH that could give rise to potential conflicts.

The Boards also evaluated any apparent or anticipated economies of scale in relation to the services TPH provides to each Fund. The Boards considered whether the New Sub-Advisory Agreement will provide for breakpoints in the fees and, as a general matter, the way in which such breakpoints should factor into the fees paid by the Funds.

Conclusions as to New Sub-Advisory Agreement

In approving the New Sub-Advisory Agreement, the Boards concluded that the terms of the New Sub-Advisory Agreement are fair and reasonable to the Funds and that approval of the Agreement is in the best interests of each Fund and its shareholders. In reaching this determination, the Boards considered that TPH could be expected to provide a high level of service to the Funds; that TPH’s fees appeared to the Boards to be reasonable given the nature, extent and quality of services expected to be provided; and that the benefits expected to accrue to TPH and its affiliates and the Manager and its affiliates by virtue of their relationship with the Funds were reasonable in light of the expected costs of providing the sub-advisory services and the benefits expected to accrue to the Funds. The Boards’ conclusions may be based in part on its consideration of materials prepared in connection with the approval of the Previous Sub-Advisory Agreement in prior years and on the Boards’ ongoing regular review of Fund performance and operations throughout the year, in addition to material prepared specifically for the most recent review of the Previous Sub-Advisory Agreement and the review of the New Sub-Advisory Agreement.

ADDITIONAL INFORMATION ABOUT THE FUNDS
Portfolio Transactions
To the extent permitted by law and in accordance with procedures established by the Boards, affiliates of the Manager or Subadvisers are permitted to act as brokers for each Fund in the purchase and sale of its portfolio securities (other than certain securities traded on the over-the-counter market) where such brokers are capable of providing best execution (“Affiliated Brokers”). For the fiscal period ended October 31, 2016, the Funds did not pay any brokerage commissions to Affiliated Brokers.
Control Persons and Principal Holders
As of January 31, 2017, the following are all of the beneficial and record owners of five percent or more of a class of each Fund. Except where indicated with an asterisk, the owners listed are record owners. These entities hold these shares of record for the accounts of certain of their clients and have informed each Fund of their policy to maintain the confidentiality of holdings in their client accounts, unless disclosure is expressly required by law.
Absolute Return Multi-Manager Fund
Class	Name & Address	Percent Owned

Class A
AMERICAN ENTERPRISE INVESTMENT SVC
707 2ND AVE S
MINNEAPOLIS MN  55402-2405

RAYMOND JAMES OMNIBUS FOR
MUTUAL FUNDS HOUSE ACCOUNT
880 CARILLON PKWY
ST PETERSBURG FL  33716-1100

CHARLES SCHWAB & CO INC
ATTN MUTUAL FUNDS
211 MAIN ST
SAN FRANCISCO CA  94105-1905

PERSHING LLC
1 PERSHING PLZ
JERSEY CITY NJ  07399-0002
41.92% 15.88% 13.29% 6.28%

Class C
MERRILL LYNCH PIERCE FENNER &
SMITH INC FUND ADMINISTRATION
ATTN SERVICE TEAM
4800 DEER LAKE DR E FL 2
JACKSONVILLE FL  32246-6484

AMERICAN ENTERPRISE INVESTMENT SVC
707 2ND AVE S
MINNEAPOLIS MN  55402-2405

MORGAN STANLEY SMITH BARNEY
HARBORSIDE FINANCIAL CENTER
PLAZA 2 3RD FLOOR
JERSEY CITY NJ  07311

UBS WM USA
OMNI ACCOUNT M/F
1000 HARBOR BLVD
WEEHAWKEN NJ  07086-6761

RAYMOND JAMES OMNIBUS FOR
MUTUAL FUNDS HOUSE ACCOUNT
880 CARILLON PKWY
ST PETERSBURG FL  33716-1100
23.59% 21.25% 12.60% 11.65% 10.47%

Institutional Class
NATIONAL FINANCIAL SERVICES LLC
FOR THE EXCLUSIVE BENEFIT OF
OUR CUSTOMERS
ATTN MUTUAL FUNDS DEPT
499 WASHINGTON BLVD FL 4
JERSEY CITY NJ  07310-2010

LPL FINANCIAL
OMNIBUS CUSTOMER ACCOUNT
ATTN MUTUAL FUND TRADING
4707 EXECUTIVE DR
SAN DIEGO CA  92121-3091

CHARLES SCHWAB & CO INC
ATTN MUTUAL FUNDS
211 MAIN ST
SAN FRANCISCO CA  94105-1905

UBS WM USA
OMNI ACCOUNT M/F
1000 HARBOR BLVD
WEEHAWKEN NJ  07086-6761

PERSHING LLC
1 PERSHING PLZ
JERSEY CITY NJ  07399-0002

MORGAN STANLEY SMITH BARNEY
HARBORSIDE FINANCIAL CENTER
PLAZA 2 3RD FLOOR
JERSEY CITY NJ  07311
27.40% 15.21% 14.60% 9.66% 8.99% 6.93%

Class R6	NFS LLC FEBO THE PRIVATE BANK AND TRUST CO 120 S LA SALLE ST FL 7 CHICAGO IL 60603-3403 NFS LLC 100 MAGELLAN WAY COVINGTON KY 41015-1987	62.73% 35.22%
Long-Short Multi-Manager Fund
Class	Name & Address	Percent Owned

Class A	NFS LLC FEBO NEUBERGER BERMAN GROUP LLC 1290 AVE OF THE AMERICAS 22ND FL NEW YORK NY 10104-0002	24.29%

Class	Name & Address	Percent Owned

NFS LLC FEBO
DAVID G KUPPERMAN
JIN YOUNG HUR
50 WILLIAM ST
DEMAREST NJ  07627-2227

RBC CAPITAL MARKETS LLC
MUTUAL FUND OMNIBUS PROCESSING
OMNIBUS
ATTN MUTUAL FUND OPS MGR
60 S 6TH ST
MINNEAPOLIS MN  55402-4413

AMERICAN ENTERPRISE INVESTMENT SVC
707 2ND AVE S
MINNEAPOLIS MN  55402-2405

LPL FINANCIAL
4707 EXECUTIVE DR
SAN DIEGO CA  92121-3091

NFS LLC  FEBO
FMT CO CUST IRA ROLLOVER
FBO CHRISTOPHER RANDOLPH WALKE
703 CROWN CT
KELLER TX  76248-5462

AMERICAN ENTERPRISE INVESTMENT SVC
707 2ND AVE S
MINNEAPOLIS MN  55402-2405
		23.45% 12.89% 10.71% 8.66% 6.13% 50.65%

Class C	NFS LLC FEBO NEUBERGER BERMAN GROUP LLC 1290 AVE OF THE AMERICAS 22ND FL NEW YORK NY 10104-0002 PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0002	22.76% 11.00%

Institutional Class	NATIONAL FINANCIAL SERVICES LLC FOR THE EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 499 WASHINGTON BLVD FL 4 JERSEY CITY NJ 07310-2010	94.48%

Absolute Return Multi-Manager Portfolio
Class	Name & Address	Percent Owned

Class S	NEUBERGER BERMAN GROUP LLC 605 3RD AVE NEW YORK NY 10158-3698	37.54%

	RIVERSOURCE LIFE INSURANCE COMPANY 222 AXP FINANCIAL CENTER MINNEAPOLIS MN 55474-0001	21.85%

	JEFFERSON NATL LIFE INSURANCE SEPARATE ACCOUNTS 10350 ORMSBY PARK PLACE SUITE 600 LOUISVILLE KY 40223-6175	16.51%
	AXA EQUITABLE LIFE INSURANCE CO 1290 AVENUE OF THE AMERICAS 16TH FL NEW YORK NY 10104-1472	12.19%

	AMERICAN GENERAL LIFE INS CO VARIABLE SEPARATE ACCOUNT (VSA) 2727 ALLEN PKWY STE A HOUSTON TX 77019-2116	5.00%
As of January 31, 2017, the Trustees and officers, as a group, owned less than 1% of each class of shares of each Fund.
Outstanding Shares
There were 41,681,447 Institutional Class shares, 4,913,880 Class A shares, 3,061,223 Class C shares and 276,880 Class R6 shares of the Absolute Return Multi-Manager Fund issued and outstanding as of January 31, 2017.
There were 1,688,992 Institutional Class shares, 42,668 Class A shares and 45,554 Class C shares of the Long Short Multi-Manager Fund issued and outstanding as of January 31, 2017.
There were 1,818,385 S Class shares of the Absolute Return Multi-Manager Portfolio issued and outstanding as of January 31, 2017.
Document Delivery.  Please note that only one annual report or information statement may be delivered to two or more shareholders of each Fund who share an address, unless the Fund has received instructions to the contrary.  To request a separate copy of an annual report or information statement, or for instructions as to how to request a separate copy of such documents or as to how to request a single copy if multiple copies of such documents are received, shareholders should contact each Fund at 1290 Avenue of the Americas, New York, NY 10104 or 1-800-877-9700.
S0030 02/17